As filed with the Securities and Exchange Commission on March 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYBERARK SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CyberArk Software Ltd.

94 Em-Ha’moshavot Road

Park Ofer, P.O. Box 3143

Petach Tikva 4970602, Israel

+972 (3) 918-0000

(Address of Principal Executive Offices)(Zip Code)

CyberArk Software Ltd. 2014 Share Incentive Plan

(Full Title of the Plans)

Cyber-Ark Software, Inc.

60 Wells Avenue

Suite 103

Newton, Massachusetts 02459

(Name and address of agent for service)

Tel: (617) 965-1544

(Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Donna Rahav, Adv. General Counsel & Corporate Secretary CyberArk Software Ltd. 94 Em-Ha’moshavot Road Park Ofer, P.O. Box 3143 Petach Tikva, Israel Tel: +972-3-918-0000 Fax: +972-3-924-0111	Dan Shamgar, Adv. David S. Glatt, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value New Israeli Shekel (“NIS”) 0.01 per share (“Ordinary Shares”)	610,027(3)	$49.145(4)	$29,979,777	$3,484

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the CyberArk Software Ltd. 2014 Share Incentive Plan (the “2014 Plan”).
(2)	Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the 2014 Plan also related to an aggregate of 4,862,473 shares previously registered on Form S-8 Registration Number 333-200367 under the Cyber-Ark Software Ltd. 2001 Stock Option Plan, the Cyber-Ark Software Ltd. 2001 Section 102 Stock Option Plan, as amended, the Cyber-Ark Software Ltd. 2011 Share Option Plan and the 2014 Plan.
(3)	Represents an automatic increase to the number of shares available for issuance under the 2014 Plan, effective January 1, 2015, to be granted under the 2014 Plan.
(4)	Calculated in accordance with Rule 457(h)(1) and 457(c) promulgated under the Securities Act, based on the average of the high and low prices ($50.78 and $47.51) of the Registrant’s Ordinary Shares on the NASDAQ Global Select Market on March 16, 2015.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 610,027 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of CyberArk Software Ltd. (the “Company,” the “Registrant” or “CyberArk”) issuable pursuant to the CyberArk Software Ltd. 2014 Share Incentive Plan (the “2014 Plan”). Pursuant to Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-200367) filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2014 are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below. References to “we”, “our” or “us” below refer to CyberArk and its consolidated subsidiaries.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)	Our Annual Report on Form 20-F filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 27, 2015; and

(b)	The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, filed with the commission on September 16, 2014.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	CyberArk Software Ltd. 2014 Share Incentive Plan (1)

4.2	Articles of Association of the Registrant (2)

4.4	Specimen ordinary share certificate of the Registrant (3)

5.1	Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of CyberArk Software Ltd.’s Ordinary Shares being registered*

23.1	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global*

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this Registration Statement)*

(1)	Incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registrant’s Registration Statement on form F-1 (Commission File No. 333-196991) filed with the Commission on June 24, 2014 (the “F-1 Registration Statement”), filed with the Commission on August 26, 2014.
(2)	Incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the F-1 Registration Statement, filed with the Commission on August 26, 2014.
(3)	Incorporated by reference to Exhibit 4.1 to the F-1 Registration Statement, filed with the Commission on August 26, 2014.
*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 18th day of March, 2015.

CyberArk Software Ltd.

By:	/s/ Ehud Mokady
Name:	Ehud Mokady
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of CyberArk Software Ltd., an Israeli corporation, do hereby constitute and appoint Ehud Mokady, Chief Executive Officer, and Joshua Siegel, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[Signature Page to Follow]

Signature	Title	Date

/s/ Ehud Mokady	Chief Executive Officer (Principal Executive Officer)	March 18, 2015
Ehud Mokady

/s/ Joshua Siegel	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2015
Joshua Siegel

/s/ Gadi Tirosh	Chairman of the Board	March 18, 2015
Gadi Tirosh

/s/ David Campbell	Director	March 18, 2015
David Campbell

/s/ Ron Gutler	Director	March 18, 2015
Ron Gutler

/s/ Raphael Kesten	Director	March 18, 2015
Raphael Kesten

/s/ Kim Perdikou	Director	March 18, 2015
Kim Perdikou

/s/ David Schaeffer	Director	March 18, 2015
David Schaeffer

/s/ Amnon Shoshani	Director	March 18, 2015
Amnon Shoshani

AUTHORIZED REPRESENTATIVE IN

THE UNITED STATES:

Cyber-Ark Software, Inc.

By:	/s/ Ehud Mokady

Name:	Ehud Mokady

Title:	Chief Executive Officer, President, Founder and Director

Date:	March 18, 2015

[Signatures to Power Of Attorney to CyberArk Form S-8 Registration Statement]

EXHIBIT INDEX

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	CyberArk Software Ltd. 2014 Share Incentive Plan (1)

4.2	Articles of Association of the Registrant (2)

4.4	Specimen ordinary share certificate of the Registrant (3)

5.1	Opinion of Meitar Liquornik Geva Leshem Tal as to the legality of CyberArk Software Ltd.’s Ordinary Shares being registered*

23.1	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global*

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this Registration Statement)*

(1)	Incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registrant’s Registration Statement on form F-1 (Commission File No. 333-196991) filed with the Commission on June 24, 2014 (the “F-1 Registration Statement”), filed with the Commission on August 26, 2014.
(2)	Incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the F-1 Registration Statement, filed with the Commission on August 26, 2014.
(3)	Incorporated by reference to Exhibit 4.1 to the F-1 Registration Statement, filed with the Commission on August 26, 2014.
*	Filed herewith